Exhibit 10.38.2

AMENDMENT

TO THE

KANSAS CITY SOUTHERN

EMPLOYEE STOCK OWNERSHIP PLAN

(As Amended and Restated Effective April 1, 2002)

The Kansas City Southern Employee Stock Ownership Plan, as amended and restated effective April 1, 2002, (the “Plan”), is hereby further amended as follows effective January 1, 2001:

I.

The following sentence is added to the end of the first paragraph of Section 1.10 of the Plan:

Compensation (including Compensation under Section 3.04 of the Plan) also includes any “qualified transportation fringe” within the meaning of Code § 132(f) if such amount is excludable from the Participant’s taxable income by reason of Code § 132(f)(4).

IN WITNESS WHEREOF, Kansas City Southern has executed this Amendment.

Dated: June 30, 2003

KANSAS CITY SOUTHERN

By:	/s/ Eric B. Freestone